La Jolla Pharmaceutical Company Announces First Quarter 2016
Financial Results and Recent Corporate Progress

SAN DIEGO, CA - May 6, 2016 - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today reported first quarter 2016 financial results and highlighted recent corporate progress.

Recent Corporate Progress

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La Jolla’s ATHOS (Angiotensin II for the Treatment of High-Output Shock) 3 trial continued to enroll as planned through the first quarter of 2016. The ATHOS 3 trial is La Jolla’s multicenter, randomized, double-blind, placebo-controlled, Phase 3 clinical trial of LJPC-501, the Company’s proprietary formulation of angiotensin II, in catecholamine-resistant hypotension (CRH), which was initiated in 2015. The Company initiated the ATHOS 3 trial after reaching an agreement with the U.S. Food and Drug Administration (FDA) on a Special Protocol Assessment (SPA), in which the agreed-upon primary efficacy endpoint in ATHOS 3 is an increase in blood pressure. Results of ATHOS 3 are expected by the end of 2016.

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La Jolla reported interim results in January 2016 of its multicenter, open-label, dose-escalation Phase 1 clinical trial of LJPC-401, the Company’s novel formulation of hepcidin, in patients at risk for iron overload due to conditions such as hereditary hemochromatosis, beta thalassemia, sickle cell disease and myelodysplastic syndrome. These results suggested a dose-dependent reduction in serum iron following a single dose of LJPC-401. Complete results from this Phase 1 clinical trial, which was initiated in October 2015, are expected in the second half of 2016.

“The first quarter was a productive start to 2016 for La Jolla, highlighted by the continued enrollment of our ATHOS 3 trial and encouraging interim data from our Phase 1 clinical trial of LJPC-401,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “We look forward to continuing the advancement of each of our exciting programs during the rest of 2016, culminating with the results from the ATHOS 3 trial that are expected by the end of the year.”
Results of Operations

As of March 31, 2016, La Jolla had $113.1 million in cash and cash equivalents, compared to $126.5 million as of December 31, 2015. The decrease in cash and cash equivalents was primarily due to net cash used for operating activities. Based on current operating plans and projections, La Jolla believes that its current cash and cash equivalents are sufficient to fund operations into 2018.

La Jolla’s net cash used for operating activities for the three months ended March 31, 2016 was $13.0 million, compared to net cash used for operating activities of $5.5 million for the same period in 2015. La Jolla’s net loss for the three months ended March 31, 2016 was $16.5 million, or $0.96 per share, compared to a net loss of $9.0 million, or $0.59 per share, for the same period in 2015. During the three months ended March 31, 2016, La Jolla recognized contract revenue of approximately $0.2 million, which was pursuant to a services agreement initiated in 2015 under which La Jolla provides research and development services to a related party. The net loss includes non-cash, share-based compensation expense of $3.7 million for the three months ended March 31, 2016, compared to $3.4 million for the same period in 2015.

The increases in net cash used for operating activities and net loss in 2016 as compared to 2015 were primarily due to increased development costs associated with the ATHOS 3 trial and the costs associated with the initiation of the Phase 1 clinical trial of LJPC-401 in iron overload. In addition, there were increases in personnel and related costs, which were mainly due to the hiring of additional personnel and increased facility costs to support the increased development activities.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has several product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of angiotensin II for the potential treatment of catecholamine-resistant hypotension. LJPC-401 is La Jolla’s novel formulation of hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis, beta thalassemia, sickle cell disease and myelodysplastic syndrome. LJPC-30S is our next-generation gentamicin derivative program that is focused on therapeutics for the potential treatment of serious bacterial infections as well as rare genetic disorders, such as cystic fibrosis and Duchenne muscular dystrophy. For more information on La Jolla, please visit www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC’s web site www.sec.gov. These risks include, but are not limited to, risks relating to: the timing for commencement of clinical studies, the anticipated timing for completion of such studies, and the anticipated timing for regulatory actions; the success of future development activities; potential indications for which the Company’s product candidates may be developed; and the expected duration over which the Company’s cash balances will fund its operations. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

LA JOLLA PHARMACEUTICAL COMPANY
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue
Contract revenue - related party	$234	$—
Total revenue	234	—
Expenses
Research and development	12,694	5,170
General and administrative	4,053	3,796
Total expenses	16,747	8,966
Loss from operations	(16,513)	(8,966)
Other income, net	32	11
Net loss	$(16,481)	$(8,955)
Basic and diluted net loss per share	$(0.96)	$(0.59)
Shares used in computing basic and diluted net loss per share	17,210	15,242

LA JOLLA PHARMACEUTICAL COMPANY
Condensed Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,071	$126,467
Restricted cash	200	237
Prepaid clinical expenses	64	223
Prepaid expenses and other current assets	1,408	618
Total current assets	114,743	127,545
Property and equipment, net	2,047	1,732
Other assets	217	70
Total assets	$117,007	$129,347

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,408	$2,506
Accrued expenses	2,411	1,224
Accrued payroll and related expenses	352	1,090
Total current liabilities	5,171	4,820
Shareholders’ equity:
Common Stock, $0.0001 par value; 100,000,000 shares authorized, 18,254,009 and 18,244,009 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	2	2
Series C-1[2] Convertible Preferred Stock, $0.0001 par value; 11,000 shares authorized, 3,906 shares issued and outstanding at March 31, 2016 and December 31, 2015, and liquidation preference of $3,906 at March 31, 2016 and December 31, 2015	3,906	3,906
Series F Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized, 2,737 shares issued and outstanding at March 31, 2016 and December 31, 2015, and liquidation preference of $2,737 at March 31, 2016 and December 31, 2015	2,737	2,737
Additional paid-in capital	650,198	646,408
Accumulated deficit	(545,007)	(528,526)
Total shareholders’ equity	111,836	124,527
Total liabilities and shareholders’ equity	$117,007	$129,347

Company Contact

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: gtidmarsh@ljpc.com

and

Dennis M. Mulroy
Chief Financial Officer
La Jolla Pharmaceutical Company
Phone: (858) 433-6839
Email: dmulroy@ljpc.com